Exhibit 10.3

AGREEMENT

This Agreement (this “Agreement”), is entered into as of this  27th day of July, 2009, by and between Thomas Weisel Partners Group Inc. (“TWP”) and Lionel F. Conacher (“Conacher”), in his individual capacity.

WHEREAS, TWP and Conacher have previously entered into the that certain Amended and Restated President Employment Agreement, dated December 15, 2008, as amended by Amendment No.1 to the Amended and Restated President Employment Agreement, dated July 27, 2009 (together, the “Employment Agreement”), a copy of which is attached hereto as Annex A;

WHEREAS, pursuant to section 2 of the Employment Agreement, the Employment Agreement will automatically be extended for successive two-year periods commencing on January 1, 2010;

WHEREAS, TWP and Conacher wish to replace the Employment Agreement with a revised President Employment Agreement (the “New Employment Agreement”), a copy of which is attached hereto as Annex B, which will replace the Employment Agreement commencing on January 1, 2010; and

WHEREAS, Conacher and TWP wish to formalize their understanding with respect to the transition between the Employment Agreement and the New Employment Agreement with respect to certain key terms contained in the Employment Agreement and the New Employment Agreement.

NOW, THEREFORE, in consideration of the premises, the sufficiency of which is hereby acknowledged, TWP and Conacher hereby agree as follows:

1. New Employment Agreement. Conacher and TWP each acknowledge and agree that the Employment Agreement will expire on December 31, 2009 and will be replaced in its entirety by the New Employment Agreement commencing on January 1, 2010.  Conacher and TWP each acknowledge and agree that the transition between the Employment Agreement to the New Employment Agreement shall not be construed as a termination of any kind and shall not otherwise trigger any similar provision in the Employment Agreement.

2. Transition Period. Conacher and TWP each acknowledge and agree that for purposes of the Employment Agreement, the Transition Period (as such term is defined in the Employment Agreement) shall be deemed to end on December 31, 2009 and the several obligations of each of Conacher and TWP with respect to the Transition Period will be completed on such date.  For the avoidance of doubt, pursuant to the terms of section 4.2 of the Employment Agreement, the guaranteed Bonus (as such term is defined in the Employment Agreement) shall apply through December 31. 2009.

3. Relocation.  Conacher acknowledges and agrees that Conacher shall have moved to the San Francisco Bay area prior to December 31, 2009.

4. Immigration Matters.  TWP will provide Conacher with assistance regarding immigration matters, including Conacher’s obtaining visas or other working permits that are necessary to Conacher’s carrying out duties and responsibilities set forth in the Employment

5. Agreement and New Employment Agreement, and shall do so in a way which results in Conacher’s wife receiving the appropriate working permit(s).

6. No Other Agreement.  Conacher acknowledges and agrees that TWP and Conacher have no further agreement or understanding and no statements, representations, warranty or covenants have been made by Conacher or TWP with respect to Conacher’s employment with TWP, other than as contained in this Agreement, the Employment Agreement and the New Employment Agreement.   For the avoidance of doubt, any agreement addressing Conacher’s relocation from Toronto to the San Francisco area shall not be considered a document pertaining to Conacher’s employment with TWP for purposes of this paragraph.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Agreement on behalf of the respective parties hereto as of the date first written above.

THOMAS WEISEL PARTNERS GROUP, INC.

By:  /s/ Mark P. Fisher
     Name: Mark P. Fisher
     Title: General Counsel

/s/ Lionel F. Conacher

LIONEL F. CONACHER
in his individual capacity